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                                                                   EXHIBIT 10.19

                   AMENDMENT TO AGREEMENT AND PLAN OF EXCHANGE


         This Amendment to Agreement and Plan of Exchange ("Amendment") is made effective as of June 5, 1998 by and among BrightStar Information Technology Group, Inc. ("Parent"), Sharon Coughran ("Shareholder") and Joel Rayden ("Rayden") in order to amend that certain Agreement and Plan of Exchange among the parties made effective as of December 18, 1997 ("Exchange Agreement") and a related Closing Agreement. Capitalized terms used herein and not defined herein have the meanings ascribed to them in the Exchange Agreement.

         In consideration of the premises and the mutual undertakings set forth herein, the parties hereto agree as follows:

         1. RECITALS. The parties hereto entered into the Exchange Agreement to provide for the terms and conditions of the sale of all of the outstanding capital stock of Zelo Group, Inc. ("Zelo") by the Shareholder to the Parent. They also entered into a Closing Agreement effective April 16, 1998 in connection with Closing the Exchange Agreement. The parties desire to amend the Exchange Agreement and Closing Agreement as provided herein.

         2. EXCHANGE CONSIDERATION. The provisions for the Exchange Consideration set forth in the Exchange Agreement and Closing Agreement are hereby revised to be in accordance with the following regardless of any other provision contained in such prior agreements. The only Exchange Consideration due to the Shareholder is $375,000 cash, which was previously delivered to the Shareholder. The parties acknowledge and agree that such payment has been properly delivered. The parties acknowledge and agree that the other provisions of the Exchange Agreement and the provisions of the Closing Agreement dealing with the amount, type and payment of the Exchange Consideration shall have no applicability or effect.

         3. PAYMENTS TO DR. KENNETH R. SAUNDERS. The parties agree to the following provisions regarding certain payments to Dr. Kenneth R. Saunders, also referred to in Zelo's records as "Madison Management"("Saunders"):

                  (a) Immediately after the effectiveness of this Amendment, Shareholder and Rayden and Zelo (and BrightStar hereby agrees to cause Zelo to do the things required of it by this agreement) shall execute a Release Agreement with Saunders substantially similar in form and substance to the draft Release Agreement attached hereto as Annex A. Pursuant thereto, Rayden and Zelo shall make certain payments to Saunders in order to retire amounts owed to Saunders by them and to acquire a release of all appropriate parties by Saunders from any further obligations to Saunders and to obtain an agreement from Saunders to dismiss the lawsuit filed by Saunders on May 11, 1998 against Zelo, Rayden and others, Case No. SC052418, Los Angeles County Superior Court.

                  (b) Under the Release Agreement, Rayden shall immediately pay to Saunders $50,000, plus the unpaid interest accrued on such $50,000 under the indebtedness arrangements between Saunders and Zelo, plus one-half of the legal fees of Saunders, as such interest and fees are specifically set forth in the Release Agreement.


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                  (c)      Under the Release Agreement, at the same time that
         Rayden makes the payment provided for in subparagraph (b) above, BrightStar shall cause Zelo to pay to Saunders $130,000 plus the unpaid interest accrued on such $130,000 under the indebtedness arrangements between Saunders and Zelo, plus one-half of the legal fees of Saunders, as such interest and fees are specifically set forth in the Release Agreement.

                  (d) The parties shall diligently cooperate to enter into the Release Agreement with Saunders and effect the payments provided for above to Saunders immediately upon the effectiveness of this Amendment.

         4. CERTAIN OBLIGATIONS OF ZELO. BrightStar shall take such steps as are necessary and appropriate to enable and cause Zelo to fulfill the obligations of Zelo under a note payable to the American Commercial Bank, I.D. No. 51351, which is guaranteed by Shareholder and Rayden, and certain other obligations of Zelo guaranteed by Shareholder or Rayden as set forth in Exhibit
6.8 of the Exchange Agreement, except for any amounts owed to Saunders (which obligations are being fulfilled pursuant to other arrangements set forth in this Amendment) such that Shareholder and Rayden shall have no liability under such guarantees. Also, BrightStar will fulfill its indemnity obligations under
Section 6.8 and Exhibit 6.8 of the Exchange Agreement and such indemnity obligations are hereby extended to apply to the guarantees of Shareholder and Rayden for the above American Commercial Bank indebtedness. Attached as Annex B hereto is a copy of Exhibit 6.8 to the Exchange Agreement which lists the original guarantees subject to such indemnity.

         5. CERTAIN CREDIT CARD ACCOUNTS. The parties hereto acknowledge that Shareholder and Rayden have certain personal credit card accounts under which certain business expenses of Zelo have been charged. The parties agree that upon delivery to Zelo by Shareholder and Rayden of written statements of the business expenses charged under such credit accounts, and the amounts thereof, in a form reasonable and customary for requesting reimbursement of business expenses charged on personal credit accounts, Zelo will promptly review such reimbursement requests and remit payments to Shareholder and Rayden within five business days after receipt of such information to reimburse them for proper business expenses paid by them on behalf of Zelo based on fair and reasonable standards.

         6. CERTAIN COMPUTER EQUIPMENT. The parties agree that the following computer equipment owned by Zelo shall promptly after the date hereof, but in no event less than seven days after the date hereof, be assigned by Zelo to Shareholder and made available for pick-up by Shareholder: a SuperMac computer with monitor made by Macintosh, a Syquest external drive, a Burnulli external drive, an Apple laser printer and a related drafting table.

         7. TERMINATION OF EMPLOYMENT AGREEMENT. The parties agree that an agreement entitled Agreement for Termination of Employment Agreement between Zelo and Rayden in the form attached hereto as Annex C shall be executed simultaneously with the execution of this Amendment.


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         8.       RELEASE OF SHAREHOLDER AND RAYDEN FROM LISTED LIABILITIES. The
parties hereto agree that they have reasonably cooperated and prepared a list of the liabilities of Zelo as of April 22, 1998 and attached it hereto as Annex D, which are agreed to by the parties to be the liabilities of Zelo accepted by BrightStar as Zelo's liabilities as of such date. BrightStar shall not hold Shareholder or Rayden responsible for any such liabilities. However, Shareholder and Rayden shall indemnify Zelo from any loss, damage or costs to Zelo from any other liabilities of Zelo based on matters occurring prior to April 22, 1998 that are not identified on said Annex D.

         9. RELEASE OF SHAREHOLDER AND RAYDEN FROM OTHER CERTAIN OBLIGATIONS. Except to the extent otherwise provided in this Amendment, BrightStar hereby releases Shareholder and Rayden from any further responsibility or liability under Sections 3.10, 3.11(ix), 3.14, 3.18, 3.20 clauses (b), (f), (i), (q), (r) and (s), 5.1, 5.4, 5.6, 5.7, 5.8.1, and 5.9 of
the Exchange Agreement, or for any other breaches of the representations and warranties and covenants under the Exchange Agreement presently known to BrightStar. Except for the obligations of Shareholder and Rayden under Section 8 above, BrightStar also releases Shareholder and Rayden from any further responsibility or liability arising out of financial statements of Zelo covering any period after December 31, 1997. The parties further acknowledge and agree that except to the extent modified by this Amendment, the provisions of the Exchange Agreement shall remain in effect in accordance with their terms.

         10. BRIGHTSTAR COMMON STOCK. BrightStar shall issue to Shareholder 100 shares of BrightStar common stock after the expiration of thirty days from the effective date hereof provided that there has not been (a) a material breach by Shareholder or Rayden of this Amendment, (b) a new material breach by either of them of the Exchange Agreement, (c) a material breach by either of them of the Release Agreement mentioned in Section 3 hereof, or (d) an unfulfilled indemnity obligation of Shareholder and Rayden under the last sentence of
Section 8 hereof in excess of $1,000.

         11. CONFIDENTIALITY/NON-DISPARAGEMENT. The parties agree that they will keep the facts, terms and amounts under this Agreement completely confidential and that they will not disclose any information concerning this Agreement to anyone, provided that any party may make such disclosures as are required by law and as are necessary for legitimate law enforcement or tax reporting or securities law reporting compliance purposes. All parties agree that they shall not, directly or indirectly, engage in any conduct that involves the making or publishing of written or oral statements or remarks or negative reports or comments which are disparaging or deleterious or damaging to the integrity, reputation or goodwill of any other party hereto in connection with such parties' relationships through the date of this Agreement or the subject matter of this Agreement.

         12. NO STOCK OPTIONS. The parties hereto acknowledge and agree that no stock options to acquire BrightStar common stock shall be granted to Rayden, and even though the Board of Directors of BrightStar had previously authorized the granting of options to Rayden, such options shall not be granted and issued.


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         13.      GENERAL. This Amendment is subject to and hereby incorporates the provisions of Section 10 of the Exchange Agreement and such provisions shall apply to this Amendment as if they were set forth herein; provided however, the address for notice for Shareholder and Rayden shall be changed to be 1049 Via Cielito, Ventura, California 93003, and their telecopy number shall be 805-644-0677.

         Executed to be effective as of the date set forth above.

                                  PARENT:

                                  BRIGHTSTAR INFORMATION TECHNOLOGY
                                  GROUP, INC.


                                  By:/S/MICHAEL A. SOOLEY
                                     -----------------------------------------
                                      Michael A. Sooley, Vice President


                                  SHAREHOLDER:


                                  /S/SHARON COUGHRAN
                                  --------------------------------------------
                                                       Sharon Coughran


                                  RAYDEN:


                                  /S/JOEL RAYDEN
                                  --------------------------------------------
                                                       Joel Rayden



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